SIDLEY AUSTIN BROWN & WOOD LLP

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                                                      Exhibit 5.1, 8.1 and 23.1
                                                      -------------------------



                                              March 2, 2005



BellaVista Finance Corporation
1299 Ocean Avenue, Suite 230
Santa Monica, California  90401

BellaVista Funding Corporation
1299 Ocean Avenue, Suite 240
Santa Monica, California  90401


          Re: BellaVista Finance Corporation/BellaVista Funding Corporation Registration Statement on Form S-3
                 ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for BellaVista Finance Corporation, a Delaware corporation, and BellaVista Funding Corporation, a Delaware corporation (together, the "Companies"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to Asset-Backed Securities (the "Securities"), issuable in series (each, a "Series"). The Registration Statement is being filed pursuant to Rule 415 under the Securities Act of 1933. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to documentation, forms of which have been incorporated by reference into the Registration Statement and which are more particularly described in the prospectus and prospectus supplement relating to such Series (the "Issuing Documentation").

         We have examined copies of the Companies' Certificates of Incorporation and Bylaws, the Issuing Documentation previously filed as exhibits to Registration Statement No. 333-117593 and such other records, documents and statutes as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based upon the foregoing, we are of the opinion that:

         1. When the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authorized and delivered in accordance with the related Issuing Documentation relating to such Series and sold, the Securities will be legally issued, fully paid, binding obligations of the issuer and the holders of the Securities will be entitled to the benefits of the related Issuing Documentation except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         2. The information set forth in the Prospectus under the caption "Material Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

         In rendering the foregoing opinions, we express no opinion on the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America. The opinion set forth in paragraph 2 is based on the current provisions of the Internal Revenue Code of 1986 and the Treasury regulations issued or proposed thereunder, Revenue Rulings and other published releases of the Internal Revenue Service and current case law, any of which can change at any time. Any change could apply retroactively and modify the legal conclusions on which the opinion is based.

         We hereby consent to the use of our name in the Prospectus under the captions "Material Federal Income Tax Consequences" and "Legal Matters," and to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           /s/  Sidley Austin Brown & Wood LLP
                                           -----------------------------------
                                                Sidley Austin Brown & Wood LLP


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